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                                                                  Exhibit 10(ab)

                            UNITED STATES OF AMERICA
                       CONSUMER PRODUCT SAFETY COMMISSION

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    In the Matter of

 CENTRAL SPRINKLER CORP.,

           and                              CPSC DOCKET NO. 98-2

  CENTRAL SPRINKLER CO.,

       Respondents
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        UPON CONSIDERATION of the Administrative Complaint against Respondents
Central Sprinkler Corp. and Central Sprinkler Co. (collectively, "Central") issued on or about March 3, 1998, and the Consent Agreement between the parties;

        UPON CONSIDERATION of Central's concession that "Omega" fire sprinklers are "consumer products" under the CPSA, 15 U.S.C. ss. 2052;

        UPON CONSIDERATION of Central's decision not to contest the allegations in the Complaint that "Omega" fire sprinklers contain a defect which creates a "substantial product hazard," and

        Pursuant to Sections 15(c) and (d) of the CPSA, 15 U.S.C. ss. 2064(c) and (d), IT IS HEREBY ORDERED THAT:

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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        1. The Consent Agreement between Central Sprinkler Corp. and Central
Sprinkler Co. (collectively, "Central") and the Commission staff is accepted and incorporated by reference herein, and Central shall comply with all of its obligations thereunder.

        2. All allegations of the Administrative Complaint are resolved by this Consent Agreement and Order. Based on the Consent Agreement, including Central's admissions and agreement not to contest certain allegations of the Administrative Complaint for settlement purposes, the Commission finds that the Consent Agreement and this Order are necessary to protect the public from the hazard the Commission believes is presented by Omega sprinklers.

        3. To remedy the alleged substantial product hazard created by Omega sprinklers, Central shall remove from service and replace all Omega sprinklers with replacement glass bulb sprinklers containing a Belleville Washer-Type Seal ("Replacement Sprinklers"), pursuant to, and in accordance with, the terms of Paragraphs 4 through 21 below and all of its obligations under the Consent Agreement incorporated by reference herein.

        4. Central shall immediately cease and desist Manufacturing, selling, distributing, marketing, exporting, importing, and/or attempting to distribute or sell any Omega sprinkler, whether by itself or through its subsidiaries, affiliates, Central-owned distribution centers, or any other persons or entities over whom Central has control, whether in the United States or any other foreign state, country, or territory.

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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        5. Central shall provide notice to the public, its customers, and Omega owners, of the alleged hazard posed by Omega sprinklers, and the remedy to which Omega owners are entitled, which notice shall include the elements set forth in Appendix A of this Order. All notices, including all script(s) for operators of the toll-free numbers set forth in Appendix A, must be approved by the Commission staff prior to dissemination.

        6. Central shall provide Replacement Sprinklers to all owners of Omega sprinklers, at no cost to the Omega owners, according to the provisions set forth in Appendix C of this Order. A listing of the Replacement Sprinkler(s) for each Omega is set forth in Appendix B of this Order.

        7. Central shall provide replacement escutcheons, extensions, and any and all other fittings, fixtures and/or appurtenances necessary for proper replacement of Omegas with the Replacement Sprinklers ("Replacement Parts") at no cost to the Omega owners.

        8. Beginning in November, 1998, and for 48 months thereafter, Central shall make best efforts to manufacture and distribute to Omega owners at least 100,000 Replacement Sprinklers, and the accompanying Replacement Parts, per month for as long as the demand for Replacement Sprinklers equals or exceeds 100,000 per month.

        9. It Central receives requests for Replacement Sprinklers and Replacement Parts at a rate that exceeds its monthly capacity to manufacture and ship the Replacement Sprinklers and Replacement Parts, Central shall devise a plan for sprinkler and parts distribution to ensure priority replacement of sprinklers in buildings where members of the public are


Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

                                       3
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particularly vulnerable. Central's plan for sprinkler distribution shall be submitted to the Commission staff for approval prior to implementation. In the event the staff disagrees with Central's plan for sprinkler distribution, Central shall implement the plan as amended or devised by the staff.

        10. In addition to providing Replacement Sprinklers and Replacement Parts as stated in Paragraphs 6 through 9 herein, Central shall pay, into a Trust for the benefit of Omega owners, a monetary contribution toward the labor costs of replacing their Omega sprinklers in accordance with the procedures set forth in Appendix C of this Order. The monetary contribution is for the purpose of assisting Omega owners in paying the costs associated with removing and replacing their existing Omegas, and thus encouraging Omega owners to participate in the remediation program provided herein, in order to remedy the hazard the Commission believes is presented by the Omegas, and protect the public health and safety.

        11. In order to obtain Replacement Sprinklers and Replacement Parts, and the monetary contribution provided for in Paragraph 10 herein, Omega owners must follow the procedures required by Appendix C of this Order.

        12. Recognizing that suitable Replacement Sprinklers are not currently available for all Omega sprinkler models, Central shall pay $5.00 per Omega sprinkler to any owner of Omega sprinklers who does not want or cannot use Central's Replacement Sprinklers, provided such owner gives Central reasonable proof of removal and replacement of Omegas. Central shall also pay to all such Omega owners a monetary contribution toward the costs of

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.


                                       4
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removing and replacing their Omega sprinklers in accordance with the procedures set forth in Appendix C of this Order. This payment is for the purpose of assisting Omega owners in paying the costs associated with removing and replacing their existing Omegas, and thus encouraging Omega owners to remove and replace their existing Omega sprinklers, in order to remedy the hazard the Commission believes is presented by the Omegas, and protect the public health and safety.

        13. For those Omega owners who, after May 1, 1996, but prior to the effective date of this Order, 1) already replaced or contracted to replace their Omegas with non-Omega sprinklers and 2) who received in value from Central less than what they would have received under Paragraph 12 of this Order, Central shall pay such owners the difference between what they have already paid and the amount they would have paid under Paragraph 12 of this Order. This payment shall be made for the purpose of encouraging owners of products that present or may present a substantial product hazard to take immediate action to remove and, where appropriate, replace that product. This payment assists in the fulfillment of the Commission's mandate to protect the public health and safety from the risks associated with products that present a substantial product hazard.

        14. If Central fails to make timely contributions to the Trust as required by Appendix C hereto, Central shall be liable for additional contributions to the Trust, separate from any penalty it may incur pursuant to Paragraph 17 of the Consent Agreement. Such additional contribution(s) shall include the following:

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.


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   a.      Interest at the percentage rate established by the Department of the
           Treasury pursuant to 31 U.S.C. Section 3717, for any period after the due date;

   b.      A handling charge of $10,000 at the end of each 30 day late period;
           and

   c. A 7% (seven percent) per annum penalty charge if the deposit is not made within 30 days of the due date.

These additional contributions are intended to encourage Respondents to fulfill their obligations to remedy the hazard the Commission believes is presented by Omega sprinklers, and protect the public health and safety.

        15. Central shall devise procedures to ensure the destruction of the Omega sprinklers. Central shall destroy all finished goods inventory and returned Omegas, from whatever source, and will not use any component parts of any returned or finished goods Omega for the manufacture or sale of any other product. Central must provide to the staff a monthly accounting of all returned and destroyed sprinklers for the first three months after the effective date of this Order, and a quarterly accounting of all returned and destroyed sprinklers thereafter, for four years. Such reports shall be provided in a format approved by the Commission staff.

        16. Central shall not, without first both notifying and consulting with the staff, manufacture for sale, offer for sale, distribute in commerce, export, or import into the United States any automatic sprinkler containing all of the following elements: (a) a body or body portion housing a dynamic valve plug (whether or not utilizing an elastomeric seal) that

Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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controls the release of water or other extinguishing agent; (b) a retaining groove within the body of the sprinkler housing locking ball bearings; (c) a plunger; and (d) a cylindrical chimney (whether or not utilizing external heat collecting fins) housing a fusible element, bearing disk, and part or all of the plunger. Central shall notify the Commission staff at least 90 calendar days before it begins manufacturing, offering, distributing, exporting, or importing any such sprinkler(s). Central shall provide the staff prompt access to all design, testing, and listing documents pertaining to any and all such sprinklers.

        17. Beginning December 1, 1998, and by 5:00 p.m. on the first business day of every month thereafter, Central must provide to the staff a monthly status report, in a form acceptable to the staff, of the progress of the remediation program for the Omegas.

        18. Central must immediately notify the staff of the Consumer Product Safety Commission in writing if:

             a. Factory Mutual Research Corporation (FMRC) or Underwriters Laboratories Inc. (UL) does not approve or list, withdraws or discontinues its approval or listing, no longer approves or lists, or modifies its approval or listing of any of the Replacement Sprinklers at any time, for any reason whatsover;

             b. the Replacement Sprinklers fail any test conducted by FMRC or UL and indicated in Appendix E of this Order; or

             c. Central obtains information with respect to Replacement Sprinklers that is reportable under Section 15(b) of the CPSA.


Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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        19. Central shall provide to the staff a copy of all filings it makes with the Securities and Exchange Commission (SEC) within five business days of making such filings. Central shall also notify the staff in writing of any changes in corporate officers and directors within five business days of such changes.

        20. Central shall allow the Commission and/or staff to inspect any and all records that are not subject to the attorney-client privilege or attorney work-product doctrine, regarding the Replacement Sprinklers and Parts, remediation program, any class action lawsuits regarding Omega sprinklers, and any claims or lawsuits against its insurers or other third parties relating to Omega sprinklers, and to inspect all manufacturing, design and/or receiving facilities regarding Replacement Sprinklers at any time during normal business hours, upon reasonable notice.

        21. This Order, and all of the obligations it imposes on Central, shall terminate in its entirety upon the final distribution of all funds required to be placed in the Trust pursuant to Appendix C of this Order, unless Central has not completely fulfilled its obligations under the Consent Agreement and Order.

BY ORDER OF THE CONSUMER PRODUCT SAFETY COMMISSION





                                                  -----------------------------
                                                  Sadye Dunn, Secretary

Dated:____________________


Accepted and Approved:                         Accepted and Approved:



---------------------------------              --------------------------------
CPSC Office of Compliance                      Respondents Central Sprinkler Co.
                                                  and Central Sprinkler Corp.

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